UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 26, 2008

Hanover Capital Mortgage Holdings, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)
or organization)
200 Metroplex Drive, Suite 100
Edison, NJ 08817
(732)548-0101
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
N/A
(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.03 Material Modification to Rights of Security Holders
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
Ex-2.2 Agreement and Plan of Merger
Ex-2.3 Loan and Security Agreement
Ex-2.4 Securities Account Control Agreement
Ex-2.5 Exchange Agreement
Ex-2.6 Exchange Agreement
Ex-2.7 Voting Agreement
Ex-2.8 Software License Agreement
Ex-10.33.3 Third Amendment to Stockholder Protection Rights Agreement
Ex-10.8.3 Second Amended and Restated Employment Agreement - John A. Burchett
Ex-10.9.3 Second Amended and Restated Employment Agreement - Irma N. Tavares
Ex-10.12.1.2 Second Amended and Restated Retention Agreement - Harold F. McElraft
Ex-10.12.2.2 Second Amended and Restated Retention Agreement - James C. Strickler
Ex-10.12.3.2 Second Amended and Restated Retention Agreement - Suzette N. Berrios
Ex-99.1 Press Release of Hanover Capital Mortgage Holdings, Inc., dated September 30, 2008

Item 1.01 Entry into a Material Definitive Agreement
     On September 30, 2008, Hanover Capital Mortgage Holdings, Inc. (“HCM”), a Maryland corporation, announced that on September 26, 2008 it had entered into a loan and security agreement (the “Loan Agreement”) with JWH Holding Company, LLC (“Spinco”), a Delaware limited liability company that is a direct, wholly-owned subsidiary of Walter Industries, Inc. (“Walter”), a Delaware corporation, and on September 30, 2008 it had entered into (i) an Agreement and Plan of Merger (the “Merger Agreement”) with Walter and Spinco, (ii) an exchange agreement (the “Taberna Exchange Agreement”) with Taberna Preferred Funding I, Ltd. (“Taberna”), (iii) an exchange agreement (the “Amster Exchange Agreement” and together with the Taberna Exchange Agreement, the “Exchange Agreements”) with Amster Trading Company and Ramat Securities, LTD (together, the “Amster Parties”), (iv) a voting agreement (the “Voting Agreement”) with Walter, Spinco, Mr. John Burchett, Ms. Irma Tavares and the Amster Parties, (v) a software license agreement (the “License Agreement”) with Spinco and (vi) a Third Amendment to Stockholder Protection Rights Agreement (the “Rights Plan Amendment”) with Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A.), as successor rights agent (“Computershare”), amending HCM’s Stockholder Protection Rights Agreement, dated as of April 11, 2000, as amended by the First Amendment to Stockholder Protection Rights Agreement, dated September 26, 2001, and the Second Amendment to Stockholder Protection Rights Agreement, dated June 10, 2002 (the “Rights Plan”). These agreements were entered into in connection with the proposed separation of Walter’s financing segment, including certain related insurance businesses (the “Walter Financing Business”), which currently is directly owned by Spinco, from Walter through a series of transactions culminating in a distribution (the “Distribution”) of the limited liability interests in Spinco to a third party exchange agent on behalf of Walter’s stockholders (the “Spin-off”), and the subsequent merger of Spinco into HCM, with HCM continuing as the surviving corporation. Immediately prior to the merger, HCM will consummate exchange transactions with each of Taberna and the Amster Parties pursuant to the Exchange Agreements.
     Merger Agreement
     Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, Spinco will merge into HCM. Following completion of the merger, the separate existence of Spinco will cease, and HCM will continue as the surviving corporation. As a result of the merger, and subject to certain adjustments, Walter stockholders will collectively own approximately 98.5%, and HCM stockholders will collectively own approximately 1.5%, of the outstanding shares of common stock of the surviving corporation on a fully-diluted basis. In the merger, every 50 shares of HCM common stock outstanding immediately prior to the effective time of the merger will be combined into one share of the surviving corporation common stock. Upon the completion of the merger, each outstanding option to acquire shares of HCM common stock and each other outstanding incentive award denominated in or related to HCM common stock, whether or not exercisable, will be converted into an option to acquire shares of or an incentive award denominated in or related to the surviving corporation’s common stock, in each case appropriately adjusted to reflect the exchange ratio and will, as a result of the merger, become vested or exercisable. The Board of Directors of HCM has unanimously approved the merger, on the terms and conditions set forth in the Merger Agreement.
     The Merger Agreement provides that in connection with the merger the surviving corporation will be renamed “Walter Investment Management Corporation.” Following the merger, the Board of Directors of the surviving corporation will be comprised of seven directors divided into three classes, with six directors designated by Spinco and one director designated by HCM, who is currently expected to be John Burchett, HCM’s current President and Chief Executive Officer. Following the merger, Mark J. O’Brien, current Chief Executive Officer of Spinco, will become Chairman and Chief Executive Officer of the surviving corporation and Charles E. Cauthen, currently President of Walter Mortgage Company, will become the surviving corporation’s President and Chief Operating Officer. Mr. John Burchett and Ms. Irma Tavares, HCM’s current Chief Operating Officer, will each serve in a senior management capacity at the surviving corporation or one or more of its subsidiaries with an initial focus on generating fee income through HCP2, HCM’s principal taxable REIT subsidiary.
     The Merger Agreement contains customary representations, warranties and covenants made by the parties, including, among others, covenants (i) to conduct their respective businesses in the ordinary course consistent with past practice during the period between the execution and delivery of the Merger Agreement and the consummation of the merger and (ii) not to engage in certain kinds of transactions during such period.
     Consummation of the merger is subject to customary closing conditions, including the absence of certain legal impediments to the consummation of the merger, the approval of the merger, the Merger Agreement and certain other transactions by HCM’s stockholders, the effectiveness of certain filings with the Securities and Exchange Commission (the “SEC”), the continued qualification of HCM as a a real estate investment trust under the Internal Revenue Code of 1986, as amended (a “REIT”), the receipt of rulings on the transactions and other matters from the Internal Revenue Service, the receipt of certain tax opinions and opinions related to the Investment Company Act of 1940 (the “40 Act”), the consummation of the Exchange Agreements, the Distribution, and the amendment and restatement of HCM’s charter and by-laws as specified in the Merger Agreement. The Merger Agreement and the merger and related transactions do not require the approval of Walter’s stockholders. The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement under specified circumstances, Walter or HCM, as the case may be, could be required to pay to the other party a termination fee in the amount of $3 million or $2 million.
     Loan Agreement
     In order to ensure that HCM will have access to sufficient capital to acquire assets required to maintain its status as a REIT and not become an “investment company” under the 40 Act, Spinco and HCM entered into the Loan Agreement, pursuant to which Spinco has made available to HCM a revolving credit facility in an aggregate amount not to exceed $5 million, with each loan drawn under the facility bearing interest at a rate per annum equal to the 3 Month LIBOR as published in the Wall Street Journal for the Business Day previous to the date the request for such Loan is made plus 0.50%. Interest is computed on the basis of a year of 360 days, and in each case will be payable for the actual number of days elapsed (including the first day but excluding the last day). HCM may use the proceeds of loans made pursuant to the Loan Agreement to acquire mortgage backed securities with prime loan collateral rated AAA which have been guaranteed by certain government sponsored entities, or to acquire certain other securities issued or guaranteed as to principal or interest by the United States or persons controlled or supervised by and acting as an instrumentality of the government of the United States. The facility is secured by a collateral account maintained pursuant to a related securities account control agreement (the “Control Agreement”), entered into by HCM, Spinco and Regions Bank as Securities Intermediary, into which all of the assets purchased by HCM with the proceeds of the loan will be deposited. The maturity of the loan is the earliest to occur of (i) February 15, 2009, (ii) the date upon which Spinco demands repayment and (iii) HCM’s bankruptcy or liquidation.
     Exchange Agreements
     Taberna and the Amster Parties currently hold all of the outstanding trust preferred securities of Hanover Statutory Trust I (“HST-I”) and Hanover Statutory Trust II (“HST-II”), respectively, each in principal amounts of $20 million. HST-I holds all of the unsecured junior subordinated deferrable interest notes due 2035 issued by HCM in March 2005 (the “HST-I Debt Securities”), and HST-II holds all of the fixed/floating rate junior subordinated debt securities due 2035 issued by HCM in November 2005 (the “HST-II Debt Securities”). HCM has entered into the Exchange Agreements with each of Taberna and the Amster Parties to acquire (and subsequently cancel) these trust preferred securities.
     Pursuant to the Taberna Exchange Agreement, as consideration for all of the outstanding trust preferred securities of HST-I, currently held by Taberna, HCM will pay Taberna $2.25 million in cash, $250,000 of which was paid to Taberna upon the signing of the Taberna Exchange Agreement and the remainder of which will be paid upon the closing of the merger. Taberna will also be reimbursed by HCM for its counsel fees up to $15,000 in the aggregate. Pursuant to the Amster Exchange Agreement, the Amster Parties have agreed to exchange their trust preferred securities in HST-II for 6,762,793 shares of HCM common stock and a cash payment of $750,000. The HCM common stock payable to the Amster Parties will be issued and the cash payment will be made immediately prior to the effective time of the merger.
     Included in the Amster Exchange Agreement is a mutual release by both parties with respect to their respective obligations under the various transactions agreements related to the trust preferred securities.

Included in the Taberna Exchange Agreement is an agreement by Taberna to forbear from making any claims against HCM arising out of or in connection with the various transaction agreements related to the trust preferred securities (including any events of default), until the earlier of (i) the termination of the Taberna Exchange Agreement or (ii) the date upon which HCM becomes subject to any bankruptcy or insolvency proceedings. Upon the closing of the Taberna Exchange Agreement, each of Taberna and HCM will execute a standalone mutual release, effective as of the closing of the exchange transaction, with respect to their respective obligations under the various transactions agreements related to the trust preferred securities. The forms of Taberna’s and the Amster Parties’ releases are substantially identical.
     Voting Agreement
     Simultaneously with the execution and delivery of the Merger Agreement, HCM, Walter, Spinco, Mr. John Burchett, Ms. Irma Tavares and the Amster Parties entered into a Voting Agreement, pursuant to which each of Mr. Burchett, Ms. Tavares and the Amster Parties is required to, among other things, vote their shares of HCM common stock in favor of the Merger Agreement and related transactions at any meeting of HCM’s stockholders.
     Software License Agreement
     Simultaneously with the execution and delivery of the Merger Agreement, HCM and Spinco have entered into a License Agreement, pursuant to which HCM has granted to Spinco and its affiliates a perpetual, non-exclusive and non-transferable (except to affiliates or in a merger, change of control or asset sale) license to use, exploit and modify certain described software, systems and related items primarily related to asset portfolio management and analysis. As consideration for the license (a) if the merger is not consummated on or prior to December 31, 2008, but the Merger Agreement has not yet been terminated, Spinco must pay a fee of $1 million for the license or (b) if the Merger Agreement terminates prior to December 31, 2008 and a termination fee has been paid, no further fees are due.
     Amendment to Rights Plan
     Concurrent with the execution and delivery of the Merger Agreement, HCM and Computershare entered into the Rights Plan Amendment, to permit the Amster Parties’ acquisition of HCM common stock pursuant to the Amster Exchange Agreement and the completion of the merger and the other transactions contemplated by the Merger Agreement without triggering the separation or exercise of the stockholder rights or any other adverse event under the Rights Plan. In particular, as a result of the Rights Plan Amendment, none of Walter, Spinco or any of their respective affiliates or associates will be an Acquiring Person (as defined in the Rights Plan) to the extent that either becomes the beneficial owner of 10% or more of HCM’s common stock solely as a result of the transactions contemplated by the Merger Agreement, and none of the Amster Parties will be an Acquiring Person during the period commencing on the issuance of HCM common stock pursuant to the Amster Exchange Agreement and ending on the earlier of (i) the effective time of the merger and (ii) the termination of the Merger Agreement in accordance with its terms. If any Amster Party would otherwise become an Acquiring Person as a result of the issuance of HCM common stock pursuant to the Amster Exchange Agreement and the termination of the Merger Agreement in accordance with its terms, that Amster Party will not become an Acquiring Person upon termination of the Merger Agreement to the extent that the Amster Party promptly enters into an irrevocable commitment with HCM to divest, and thereafter promptly divests (without exercising or retaining any power, including voting power (except in accordance with any Voting Agreement), with respect to such shares), itself of sufficient shares of HCM common stock (or securities convertible into, exchangeable into or exercisable for HCM common stock) so that such Amster Party ceases to be the beneficial owner of 10% or more of the outstanding shares of HCM common stock.
     In addition, the Rights Plan Amendment makes certain adjustments to the Rights Plan to ensure that the surviving corporation will have sufficient securities to satisfy its obligations under the Rights Plan in the event that the preferred stock purchase rights issued pursuant to the Rights Plan become exercisable at any time after the merger. In particular, the Rights Plan Amendment decreases the fraction of a share of HCM’s Participating Preferred Stock for which the preferred stock purchase rights issued pursuant to the Rights Plan are exercisable from one one hundredth of a share of HCM’s Participating Preferred Stock to one ten-thousandth of a share of HCM’s Participating Preferred Stock. The Rights Plan Amendment also modifies the terms of HCM’s Participating

Preferred Stock such that one ten-thousandth of a share of HCM’s Participating Preferred Stock has voting rights and economic rights that are equivalent to the voting rights and economic rights of one one hundredth of a share of HCM’s Participating Preferred Stock before the Rights Plan Amendment became effective.
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     The foregoing descriptions of the merger and the Merger Agreement, the Loan Agreement, the Control Agreement, the Exchange Agreements, the Voting Agreement, the License Agreement, the Rights Plan Amendment and the transactions contemplated thereby, do not purport to be complete and are qualified in their entirety by the terms and conditions of the Merger Agreement, the Loan Agreement, the Exchange Agreements, the Voting Agreement, the License Agreement and the Rights Plan Amendment (collectively, the “Agreements”), which are filed as Exhibits 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8 and 10.33.3, respectively, hereto, and incorporated into this report by reference.
     All stockholders of HCM are urged to read the Agreements carefully and in their entirety. The Agreements have been included to provide you with information regarding their terms. They are not intended to provide any other factual information about HCM, Walter or Spinco. Such information can be found elsewhere in the public filings that each of HCM and Walter makes with the SEC, which are available without charge at www.sec.gov. In addition, documents filed by HCM with the SEC may be obtained free of charge by requesting them in writing from Hanover Capital Mortgage Holdings, Inc., 200 Metroplex Drive, Suite 100, Edison, NJ 08817.
     The Agreements contain representations and warranties that HCM, Walter and Spinco, as the case may be, made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contracts between the parties and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the contract. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. The assertions embodied in the representations and warranties found in the Merger Agreement are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, you should read the representations and warranties in the Agreements not in isolation but in conjunction with the other information about HCM and Walter and their subsidiaries that the respective companies include in reports, statements and other filings they make with the SEC. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.
Item 3.03 Material Modification to Rights of Security Holders
     Amendment to Rights Plan
     See Item 1.01 above.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) In connection with the merger with Spinco discussed above under Item 1.01, on September 26, 2008, the Board of Directors of HCM approved, and on September 30, 2008, HCM entered into, (i) amendments to existing retention agreements (the “Retention Agreements”) with three named executive officers of HCM, (ii) amended employment agreements with two additional named executive officers of HCM (the “Revised Employment Agreements”) and (iii) amendments to existing retention agreements with two members of its management team.
     A description of these Retention Agreements and Revised Employment Agreements between HCM and the named executive officers is as follows:

     Retention Agreements
     HCM has entered into amendments to existing retention agreements with Harold McElraft, HCM’s current Chief Financial Officer and Treasurer, Suzette Berrios, HCM’s current Vice President and General Counsel and James Strickler, HCM’s current Managing Director. Retention of these employees of HCM has been determined by Walter’s management to be desirable for a smooth transition following the merger. These Retention Agreements require such employees to remain with HCM through a specified date in order to qualify for retention payments thereunder. For Mr. Strickler, such date is December 31, 2009 (and the retention payment he will receive is $75,000). For Ms. Berrios and Mr. McElraft, such date is May 31, 2009 (and the retention payments they will receive are $39,320 and $55,564, respectively).
     In addition, the Retention Agreements provide that the above-named employees are entitled to severance payments representing a percentage of their annual salary upon the occurrence of certain triggering events: Messrs. McElraft and Strickler and Ms. Berrios are entitled to severance payments that are a certain percentage of their annual salary upon the occurrence of: (i) a termination without cause, (ii) significant adverse action within 90 days following a change of control, or (iii) upon the expiration of the term of the agreement (except Mr. Strickler), each as defined in their retention and/or severance agreements; provided, however, Ms. Berrios and Mr. McElraft are entitled to receive their severance payments in connection with a termination under clause (iii) above upon their termination of employment for any reason following the expiration of the term of the agreement, rather than at the time of the expiration of the agreement.
     Employment Agreements
     HCM and each of Mr. John Burchett, HCM’s current President and Chief Executive Officer, and Ms. Irma Tavares, HCM’s current Chief Operating Officer, entered into the Revised Employment Agreements which provide that Mr. Burchett’s and Ms. Tavares’s duties and responsibilities following the merger will be to assist HCM and Spinco in the post-merger integration process. In addition the Revised Employment Agreements provide that if the merger does not occur, the prior employment agreements of Mr. Burchett and Ms. Tavares will remain in effect, and the Revised Employment Agreements will be null and void. The Revised Employment Agreements eliminate the one-year “Non-Competition” covenants in the prior employment agreements of Mr. Burchett and Ms. Tavares. The Revised Employment Agreements also extend the period (from 90 days following a Change in Control to twelve months following a Change in Control) during which the applicable employee may terminate employment following a Change in Control due to the occurrence of a Significant Adverse Action and remain entitled to receive the severance benefits as provided in the prior employment agreements.

Item 8.01 Other Events
     On September 30, 2008, HCM issued a press release announcing, among other things, the execution and delivery of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.
     The information provided pursuant to this Item 8.01, including Exhibit 99.1 in Item 9.01, is “furnished” and shall not be deemed to be “filed” with the SEC or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filings.
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     Forward-Looking Statements. This report contains, in addition to statements of historical fact, certain forward-looking statements. These forward-looking statements relate to, among other things, the proposed merger and the combined company and involve risks and uncertainties. Actual results could differ from those currently anticipated due to a number of factors. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. There can be no assurance as to the timing of the closing of the merger, or whether the merger will close at all. Investors and security holders may obtain free copies of documents filed by HCM and Walter with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by HCM at www.hanovercapitalholdings.com and by Walter at www.walterind.com. Neither HCM nor Walter assumes any responsibility to update any forward-looking statements as a result of new information or future developments except as expressly required by law.
     Additional Information and Where to Find It. In connection with the proposed merger, HCM intends to file relevant materials with the SEC, including a registration statement on Form S-4 that will contain a prospectus and a proxy statement. Investors and security holders are urged to read these materials when they become available because they will contain important information about the merger, including information about the parties. The proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by HCM or Walter with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by contacting the Company by directing a written request to: Hanover Capital Mortgage Holdings, Inc., 200 Metroplex Drive, Suite 100, Edison, NJ 08817. Investors and security holders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any investment decision with respect to the merger.
     No Offer or Solicitation. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
     HCM and its directors and executive officers and certain other members of management and employees will be participants in the solicitation of proxies from HCM’s stockholders in respect of the proposed merger. Information regarding the directors and executive officers of HCM is available in the proxy statement for its May 22, 2008 annual meeting of stockholders, which was filed with the SEC on April 24, 2008. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus relating to the Merger Agreement and the other Agreements filed with the SEC when they become available.

     ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits

Exhibit
No.	Description
2.2	Agreement and Plan of Merger dated as of September 30, 2008, by and among Hanover Capital Mortgage Holdings, Inc., Walter Industries, Inc. and JWH Holding Company, LLC.

2.3	Loan and Security Agreement, dated as of September 26, 2008, between Hanover Capital Mortgage Holdings, Inc. and JWH Holding Company, LLC.

2.4	Securities Account Control Agreement, dated as of September 25, 2008, between Hanover Capital Mortgage Holdings, Inc., JWH Holding Company, LLC, and Regions Bank.

2.5	Exchange Agreement, dated as of September 30, 2008, between Hanover Capital Mortgage Holdings, Inc. and Taberna Preferred Funding I, Ltd.

2.6	Exchange Agreement, dated as of September 30, 2008, among Hanover Capital Mortgage Holdings, Inc., Amster Trading Company and Ramat Securities, LTD.

2.7	Voting Agreement, dated as of September 30, 2008, by and among Hanover Capital Mortgage Holdings, Inc., Walter Industries, Inc., JWH Holding Company, LLC., John Burchett, Irma Tavares, Amster Trading Company and Ramat Securities, LTD.

2.8	Software License Agreement, dated as of September 30, 2008, by and between Hanover Capital Mortgage Holdings, Inc. and JWH Holding Company, LLC.

10.33.3	Third Amendment to Stockholder Protection Rights Agreement, entered into as of September 30, 2008, by and between Hanover Capital Mortgage Holdings, Inc. and EquiServe Trust Company, N.A.

10.8.3	Second Amended and Restated Employment Agreement dated as of September 30, 2008 by and between Hanover Capital Mortgage Holdings, Inc. and John A. Burchett.

10.9.3	Second Amended and Restated Employment Agreement dated as of September 30, 2008 by and between Hanover Capital Mortgage Holdings, Inc. and Irma N. Tavares.

10.12.1.2	Second Amended and Restated Retention Agreement of Harold F. McElraft dated as of September 30, 2008.

10.12.2.2	Second Amended and Restated Retention Agreement of James C. Strickler dated as of September 30, 2008.

10.12.3.2	Second Amended and Restated Retention Agreement of Suzette N. Berrios dated as of September 30, 2008.

99.1	Press Release of Hanover Capital Mortgage Holdings, Inc., dated September 30, 2008.

     SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

Date: September 30, 2008	By:	/s/ Suzette N. Berrios
Suzette N. Berrios
Vice President and General Counsel